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                                                                    EXHIBIT 10.9


                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$658,325 (U.S.)                                                   TROY, MICHIGAN
                                                NOVEMBER 8, 1996 (ORIGINAL DATE)
                                      APRIL   , 1998 (AMENDED AND RESTATED DATE)
                                            --

     FOR VALUE RECEIVED, which shall include the return of the original promissory note between the parties hereof which promissory note shall be deemed canceled with the delivery of this Promissory Note, the undersigned, Veltri Metal Products Co., F/K/A VS Acquisition Co., a Nova Scotia Company ("Debtor"), hereby promises to pay to the order of Michael T. J. Veltri, a Michigan resident, individually and as trustee the Michael T. J. Veltri Revocable Living Trust u/a/d December 17, 1992 ("Creditor"), the principal sum of Six Hundred Fifty Eight Thousand Three Hundred Twenty Five Dollars (U.S.) ($658,325.00 U.S.), together with interest on the unpaid principal balance thereof from the Original Date at a per annum rate equal to the Comerica Bank prime rate of interest in effect from time to time during the term of this Note ("Note Rate"). The principal sum and any accrued interest shall be paid by Debtor to Creditor as follows:

          The principal balance of this Note and all accrued interest shall be paid on or before September 17, 1998 (the "Payment").

     The occurrence of any one of the following events shall constitute an "Event of Default" by Debtor under this Note: (a) Debtor's failure to pay the Payment when due, whether by maturity, acceleration or otherwise, if such payment is not made within ten (10) days after receipt of written notice, or any other breach by Debtor of any term or provision of this Note (other than a payment failure) if such breach is not cured within thirty (30) days after receipt of written notice, unless such breach is not capable of cure in such thirty (30) days of notice and Debtor is diligently and in good faith pursuing the completion any such cure; (b) an Event of Default shall occur under either the security agreement entered into by and between Creditor and Veltri Holdings USA, Inc. on November 8, 1996 or the security agreement among Creditor, Talon Automotive Group, Inc., VS Holdings, Inc., and Veltri Holdings USA, Inc. in connection with this Note; and (c) the event of an unwaived event of default under Debtor's senior credit facility with Comerica Bank as agent for all participating lenders. From and after any Event of Default, (i) interest shall accrue on the outstanding principal balance at two percent (2%) above the Note Rate, until this Note is paid in full, and (ii) Creditor shall have the option, without notice or demand to Debtor, to declare the entire unpaid principal balance of this Note, together with all accrued interest, immediately due and payable.

     In the event of Creditor's death, all payments hereunder shall nevertheless be due and shall be paid to Creditor's personal representative or to any other person or entity designated by Creditor's personal representative. This Note may be prepaid in whole or in part on one or more occasions without penalty. All payments under this Note, whether due by acceleration or otherwise, shall be applied first to any accrued interest, and then to principal. This Note shall be governed and

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construed in accordance with the laws of the State of Michigan. If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provision shall nevertheless continue in full force and effect without being impaired or invalid in any way.

     Debtor agrees to pay all costs, attorney fees and expenses incurred by Creditor in connection with the collection of any amount due under this Note or the enforcement of any rights of Creditor under this Note.

     This Note is given by Debtor in connection with the Stock Purchase Agreement dated November 8, 1996, as amended and Debtor's obligations pursuant hereto are subject to Debtor's rights contained in Section 5.2(f) of the Stock Purchase Agreement.

     Debtor waives presentment for payment, demand, notice of non-payment, protest and notice of protest of this Note. Any forbearance by Creditor in exercising any right or remedy hereunder or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by Creditor. The acceptance by Creditor of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of Creditor to require prompt payment when due of all other sums payable hereunder or to declare a Default for failure to make prompt payment.

     This Note shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Creditor hereunder, inure to the benefit of Creditor and his heirs or devisees; provided, however, that neither Debtor nor Creditor may assign any of their respective rights hereunder without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that Creditor may assign his rights to a revocable living trust of which Creditor is the sole trustee during his lifetime.

     This Note is secured by a security agreement among Talon Automotive Group, Inc., VS Holdings, Inc., and Veltri Holdings USA, Inc. and the parties hereof, a mortgage on property located in Royal Oak, Michigan owned by Talon Automotive Group, Inc., and a guaranty given by Talon Automotive Group, Inc., VS Holdings, Inc., and Veltri Holdings USA, Inc., all of even date herewith.

     IN WITNESS WHEREOF, this Promissory Note is made and entered into on the day and year first above written as the Amended and Restated Date.

                                        DEBTOR:

                                        VELTRI METAL PRODUCTS CO., F/K/A
                                        VS ACQUISITION CO.

                                        By: David J. Woodward
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                                        Its:
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